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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 1999
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                                 n-Vision, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-28520                54-1741313
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(State or other Jurisdiction     (Commission File No.)       (I.R.S. Employer
  of Incorporation)                                          Identification No.)

        7680 Old Springhouse Road
       Madison Building, First Floor
             McLean, Virginia                                   22102
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(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (703) 506-8808




                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On October 15, 1999, n-Vision, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Advanced Technology Systems, Inc. ("ATS") and ATS Acquisitions, Inc. ("ATS Acquisitions"), a wholly owned subsidiary of ATS.

         Pursuant to the Merger Agreement, ATS Acquisitions will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation. If the Merger Agreement is approved by the Company's stockholders at a Special Meeting of Stockholders scheduled to be held in the fourth quarter of 1999, at the effective time of the Merger all of the outstanding shares of the Company's common stock (except for shares held by ATS and those dissenting stockholders who exercise and perfect their appraisal rights) will be converted into the right to receive a cash payment of $0.50, without interest. As a result of the Merger, ATS will acquire all of the outstanding shares of the Company's common stock not already owned by ATS, and the public stockholders will no longer have an equity interest in the Company.

                  As of October 14, 1999, the Company had 2,655,569 shares of common stock outstanding.

















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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

                Exhibit 99(a).  Agreement and Plan of Merger

                Exhibit 99(b).  Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 20, 1999                              n-Vision, Inc.


                                      By: /s/ Claude H. Rumsey, Jr.
                                          -----------------------------
                                          Claude H. Rumsey, Jr.
                                          President





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